Exhibit 99.2

BGC ISSUES LETTER TO GFI SHAREHOLDERS DATED JANUARY 28, 2015

Urges GFI Shareholders to Vote AGAINST the Inferior CME-GFI Management Transaction

and Tender Their Shares to BGC

NEW YORK, NY – January 28, 2015 – BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners,” “the Company,” or “BGC”), a leading global brokerage company servicing the financial and real estate markets, today issued the following letter to shareholders of GFI Group Inc. (NYSE: GFIG) (“GFI Group” or “GFI”) regarding its proposed merger with CME Group Inc. (NASDAQ: CME) (“CME”).

PROTECT THE VALUE OF YOUR INVESTMENT IN GFI

VOTE AGAINST THE INFERIOR $5.85 CME-GFI MANAGEMENT STOCK AND CASH TRANSACTION

TENDER YOUR SHARES TO RECEIVE BGC’S SUPERIOR

$6.10 PER SHARE ALL-CASH OFFER

January 28, 2015

Dear Fellow GFI Shareholders:

We urge you to protect the value of your investment in GFI Group by voting AGAINST all of the proposals at the special meeting of GFI shareholders scheduled for January 30th.

In a final desperate attempt to protect their conflicted and self-interested transaction, GFI management is asking you to accept $5.85 per share in cash and stock, which is $0.25 less than BGC’s $6.10 all-cash offer. They want you to accept this obviously lower value for your shares in order for GFI management to purchase the brokerage business and realize the tax benefits that we believe accrue almost entirely to them. In contrast, BGC’s $6.10 per share fully financed, all-cash tender offer provides ALL GFI shareholders the opportunity to realize superior value and immediate liquidity at closing and is free of the conflicts of interest in the CME-GFI management buyout proposal.

Time is short. We urge you to use BGC’s GOLD proxy card TODAY to vote AGAINST the CME-GFI management transaction by telephone or by Internet. You may also vote “against” all proposals using the proxy materials provided by GFI. In addition to your vote AGAINST the proposed CME-GFI management transaction, we also urge you to tender your shares into our clearly superior offer of $6.10 per share to receive the higher value to which you are entitled.

As you make your decision, consider the following important facts regarding BGC’s offer:

•	Substantial Premium. BGC’s all-cash offer of $6.10 per share represents a premium of $0.25, or approximately 4%, to the $5.85 per share stock and cash offer from CME and GFI management and a premium of more than 96% to the price of GFI shares on July 29, 2014, the last day prior to the announcement of the original CME-GFI management transaction.

•	Both Leading Independent Proxy Advisory Firms Support BGC by Recommending Against CME-GFI Management Proposal. Leading independent proxy advisory services firms, Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”), both recommend that GFI shareholders vote AGAINST the CME-GFI management transaction.

In a report, ISS highlighted the fact that the CME offer is “economically inferior” to BGC’s offer and recommended that “shareholders should vote AGAINST the proposed transaction on its current terms….and, if that offer does not improve to at least parity with the BGC bid, tender into the BGC offer instead.” Separately, Glass Lewis cited the “flawed and conflicted” nature of the process undertaken by the GFI board in making its recommendation that shareholders vote AGAINST the proposed CME-GFI management transaction.

•	Committed to Closing. BGC first began acquiring shares of GFI more than a year before the CME-GFI management deal was announced. Since that announcement, we have dedicated significant time, energy, and capital, which demonstrate an unwavering commitment to completing our tender offer. BGC has received all the necessary regulatory approvals required to complete the proposed transaction and our $6.10 per share all-cash offer is superior to the $5.85 stock and cash offer from CME and GFI management.

GFI’S BOARD HAS FAILED TO ACT IN THE BEST INTEREST OF SHAREHOLDERS

VOTE AGAINST THE CME-GFI MANAGEMENT TRANSACTION TODAY

TENDER YOUR SHARES TODAY

The actions of the GFI board have demonstrated remarkably poor corporate governance and raise serious questions with respect to their fiduciary obligations to GFI shareholders. In one key instance, upon review of BGC’s January 20 offer letter and tender offer agreement, the Special Committee of the GFI board (who are all outside directors) made the determination that BGC’s offer “could reasonably be expected to lead to a superior proposal” and requested that GFI convene a meeting of the full board to act on the recommendation. Following that determination and request, the full board – including GFI management – failed to act on this request to even convene a meeting by the deadline of the offer and, when they finally did meet, chose to ignore the recommendation of the Special Committee. Simply put, GFI’s board has the ability to take action in respect of our clearly superior offer, but has purposely failed to do so.

In addition to offering GFI shareholders superior value, we have made numerous attempts at constructive dialogue to reach a negotiated agreement with GFI’s Special Committee. The full GFI board, under the influence of conflicted insiders, has derailed any attempt at a negotiated transaction by failing to agree to an ordinary NDA agreement, and by insisting that BGC sign long-term, no-poach agreements that only serve to benefit GFI management in their attempt to purchase the wholesale brokerage business at a discounted rate. Nonetheless, we have made it clear that we are comfortable proceeding without further due diligence because of our detailed knowledge of the financial brokerage business, so long as GFI management does not take any interim steps to materially damage the business.

We believe the priorities of GFI’s management and board are in conflict with those of all of GFI’s shareholders. We urge you to vote AGAINST the CME-GFI management transaction today and tender your shares in favor of the superior BGC offer to protect the value of your investment. If you need any assistance voting or tendering your shares, please call Innisfree M&A Incorporated, toll-free at 888-750-5884.

Thank you for your support,

Howard W. Lutnick

Chairman and CEO

Shaun D. Lynn

President

As previously announced, BGC has also filed a proxy statement with a GOLD proxy card with the SEC in order to solicit votes against the inferior CME transaction at the January 27, 2015 GFI special meeting. GFI shareholders can vote against this transaction by returning the GOLD proxy card from BGC or by voting “against” all proposals using the materials provided by GFI.

The expiration date for BGC’s tender offer is 5:00 PM New York City time on February 3, 2015, unless extended.

Innisfree M&A Incorporated is the Information Agent for the tender offer and any questions or requests for the Offer to Purchase and related materials with respect to the tender offer may be directed to them, toll-free at (888) 750-5884.

BGC’s financial advisor and dealer manager for the tender offer is Cantor Fitzgerald & Co. and its legal advisor is Wachtell, Lipton, Rosen & Katz.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company servicing the financial and real estate markets. Products include fixed income securities, interest rate swaps, foreign exchange,

equities, equity derivatives, credit derivatives, commercial real estate, commodities, futures, and structured products. BGC also provides a wide range of services, including trade execution, broker-dealer services, clearing, processing, information, and other back-office services to a broad range of financial and non-financial institutions. Through its BGC Trader and BGC Market Data brands, BGC offers financial technology solutions, market data, and analytics related to numerous financial instruments and markets. Through the Newmark Grubb Knight Frank brand, BGC offers a wide range of commercial real estate services including leasing and corporate advisory, investment sales and financial services, consulting, project and development management, and property and facilities management. BGC’s customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, property owners, real estate developers, and investment firms. BGC’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC also has an outstanding bond issuance of Senior Notes due June 15, 2042, which trade on the New York Stock Exchange under the symbol (NYSE: BGCA). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com.

BGC, BGC Trader, Newmark, Grubb & Ellis, and Grubb are trademarks and service marks of BGC Partners, Inc. and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited.

Important Additional Information

This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of GFI Group Inc. (“GFI”) or any other securities. BGC Partners, Inc. and its subsidiary BGC Partners, L.P. have commenced a tender offer for all outstanding shares of common stock of GFI and have filed with the Securities and Exchange Commission (“SEC”) a tender offer statement on Schedule TO (including an Offer to Purchase, a Letter of Transmittal and related documents). These documents, as they may be amended from time to time, contain important information, including the terms and conditions of the tender offer, and shareholders of GFI are advised to carefully read these documents before making any decision with respect to the tender offer.

BGC has filed a proxy statement and relevant documents in connection with the special meeting of the stockholders of GFI at which the GFI stockholders will consider certain proposals regarding the potential acquisition of GFI by CME Group Inc. (the “Special Meeting Proposals”). BGC and its directors and executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from GFI’s stockholders in connection with the Special Meeting Proposals. STOCKHOLDERS OF GFI GROUP ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other documents filed with respect to the tender offer at the SEC’s website at www.sec.gov. These materials are also available to GFI Group security holders at no expense to them at http://ir.bgcpartners.com or by calling BGC Partners’ information agent, Innisfree M&A Incorporated, toll-free at (888) 750-5884.

Discussion of Forward-Looking Statements by BGC Partners

Statements in this document regarding BGC Partners’ business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Except as required by law, BGC undertakes no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in the Company’s public filings, including BGC’s most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings.

BGC Media Contacts:

George Sard / Bryan Locke / Bob Rendine Sard Verbinnen & Co +1-212-687-8080

Hannah Sloane +1 212-294-7938	Sarah Laufer +1 212-915-1008

BGC Investor Contacts:

Jason McGruder +1 212-829-4988	Jason Chryssicas +1 212-915-1987